Exhibit 99.1

Vertrue Increases Purchase Price and Extends the Expiration Date for Tender
Offer

     STAMFORD, Conn.--(BUSINESS WIRE)--Dec. 15, 2004--Vertrue Incorporated (the "Company") (Nasdaq: VTRU), a leading marketing solutions company, announced today that it is increasing the purchase price of its previously announced self tender offer to purchase up to 500,000 shares of its common stock. The new purchase price will not be less than $33.50 per share and not more than $38.50 per share. Previously, the price range of the self tender offer was from $30.00 to $35.00 per share. In addition, the Company is extending the tender offer period from 5:00 P.M., New York City time, on December 15, 2004, until 5:00 P.M., New York City time, on January 7, 2005, unless the Company extends the tender offer further. All terms and conditions of the offer are described in the Offer to Purchase.
     All shareholders will be receiving a new Letter of Transmittal. Shareholders who have already tendered shares at a specified price must deliver a new Letter of Transmittal to the Depositary.
     As a result of the extension, the holders of common stock will have until 5:00 P.M., New York City time, on Friday, January 7, 2005 to validly tender their shares of common stock, unless the tender offer is further extended. Participants in the Company's Employee Stock Purchase Plan or 401(k) Profit Sharing Plan will have until 5:00 P.M., New York City time, on Wednesday, January 5, 2005 to send their Direction Forms.
     A total of 274,000 shares of common stock have been deposited under the tender offer, including shares subject to guaranteed delivery.
     This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company's common stock. The solicitation of offers to buy the Company's common stock is only being made pursuant to the tender offer documents, including the Offer to Purchase and the related Letter of Transmittal (as amended and supplemented). Shareholders should read those materials carefully prior to making any decisions with respect to the tender offer because they contain important information, including the various terms and conditions of the offer. Copies of the Offer to Purchase, the related Letter of Transmittal and other tender offer documents can be obtained for free by calling the Information Agent, The Altman Group, at
(800) 780-7314.

     About Vertrue

     Headquartered in Stamford, Conn., Vertrue Incorporated is a category leader in both membership and loyalty programs, bringing value direct to consumers through an array of benefits in healthcare, discounts, security and personals. With broad online and offline distribution capabilities, Vertrue offers its corporate client partners effective tools to enhance market presence, strengthen customer affinity and generate additional value.

     Any statements herein regarding the business of the Company that are not historical are "forward looking statements" that are intended to qualify for the safe harbor provisions from liability provided by the Private Securities Litigation Reform Act of 1995. Forward looking statements include, but are not limited to, any projections of earnings, revenues or other financial items; any statements of the Company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the Company's future results include general economic and business conditions, the level of demand for the Company's products and services, increased competition and regulatory and legal matters and uncertainties. Additional discussion of these and other factors that could cause actual results to differ from those intended is contained in the Company's most recent Quarterly Reports on Form 10-Q and Annual report on Form 10-K as filed with the SEC.

     CONTACT: Vertrue Incorporated
              James B. Duffy, 203-324-7635